EXHIBIT K



                            BGT SUBSIDIARY INC.
                          ADMINISTRATION AGREEMENT

      ADMINISTRATION AGREEMENT, made as of the 30th day of October, 1998 between BGT SUBSIDIARY INC., a Maryland Corporation (the "Company"), and Morgan Stanley Dean Witter Advisors Inc., a Delaware corporation (the "Administrator").

                            W I T N E S S E T H:

      WHEREAS, the Company is a diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Company has retained an investment advisor for the purpose of investing its assets in securities and desires to retain the Administrator for certain administrative services, and the Administrator is willing to furnish such administrative services on the terms and conditions hereinafter set forth,

      NOW, THEREFORE, the parties hereto agree as follows:

      1. The Company hereby appoints the Administrator to provide the services set forth below, subject to the overall supervision of the Board of Directors of the Company for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees during such period to render the services herein described and to assume the obligations herein set forth, for the compensation herein provided.

      2. Subject to the supervision of the Board of Directors and officers of the Company, the Administrator shall provide facilities for meetings of the Board of Directors and arrange for facilities for shareholder meetings of the Company and provide office facilities and personnel to assist the officers of the Company in the performance of the following services:

   (a) Oversee the determination and publication of the Company's net asset value by State Street Bank & Trust Company;

   (b) Oversee the maintenance by State Street Bank and Trust Company of certain books and records of the Company as required under the Investment Company Act of 1940 and maintain (or oversee maintenance by such other persons as approved by the Board of Directors) such other books and records (other than those maintained by the investment advisor) required by law or for the proper operation of the Company;

   (c) Maintain tax accounting records and provide information to assist the Company's independent accountants in preparing the Company's federal, state and local income tax returns;

   (d) Review the appropriateness of and arrange for payment of the Company's expenses;

   (e) Prepare for review and approval by officers of the Company financial information for the Company's semi-annual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Company shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

   (f) Prepare for review by an officer of the Company the Company's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC') on Form N-SAR and such other reports, forms or filings, as may be mutually agreed upon;

   (g) Prepare reports relating to the business and affairs of the Company as may mutually be agreed upon, including information necessary for meetings of the Board of Directors;

   (h) Prepare such information, reports and notices as may be required by any stock exchange or exchanges on which the Company's shares are listed and to transmit to any such exchange or exchanges any such materials as required by the rules of any such exchange or exchanges;

   (i) Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request or deem appropriate;

   (j) Make such reports and recommendations to the Board concerning the performance and fees of the Company's custodian and transfer and dividend disbursing agents as the Board may reasonably request or deem appropriate;

   (k) Oversee and review calculations of fees paid to the Administrator, the investment advisor, the custodian and the transfer and dividend disbursing agent;

   (l) Consult with the Company's officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of the Company;

   (m) Review implementation of any stock purchase or dividend reinvestment programs authorized by the Board of Directors;

   (n) Provide such mutually agreed to assistance as the investment advisor, the custodian and the Company's counsel and auditors generally may require to properly carry on the business and operations of the Company;

   (o) Respond to or refer to the Company's officers or transfer agent, shareholder inquiries relating to the Company; and

   (p) Provide to Standard & Poor's Corporation ("S&P"), upon its request, corporate or financial information reasonably available to the Administrator to assist S&P in the rating of the Company's shares.

           All services are to be furnished through the medium of any directors, officers or employees of the Administrator as the Administrat deems appropriate in order to fulfill its obligations hereunder

           Each party shall bear all its own expenses incurred in connection with the performance of its respective duties under this Agreement

   3. The parties hereto agree that the Administrator will receive compensation for the services it renders under this Agreement from Black Rock Strategic Term Trust, Inc. The Company shall not pay the
 Administrator any fee for services rendered under this Agreement.

   4. The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder, and specifically assumes no responsibilities for legal advice, federal and state tax advice, investment advice or the investment or reinvestment of the Company's assets.

   5. The Administrator shall not be liable for any error of judgment or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

   6. This Agreement shall become effective as of the date on which the Company's Registration Statement on Form N-2 shall be declared effective by the SEC and shall thereafter continue in effect unless terminated as herein provided. This Agreement may be terminated by either party hereto (without penalty) at any time upon not less than 60 days' prior written notice to the other party hereto.

   7. The Services of the Administrator to the Company hereunder are not exclusive and nothing in this Agreement shall limit or restrict the right of the Administrator to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. The Administrator shall be deemed to be an independent contractor, unless otherwise expressly provided or authorized by this Agreement.

   8. During the term of this Agreement, the Company agrees to furnish the Administrator at the principal office of the Administrator prior to use thereof all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Company or the public that refer in any way to the Administrator. If the Administrator reasonably objects in writing to such references within five business days (or such other time as may be mutually agreed) after receipt thereof, the Company will modify such references in a manner reasonably satisfactory to the Administrator. In the event of termination of this Agreement, the Company will continue to furnish to the Administrator copies of any of the above-mentioned materials that refer in any way to the Administrator. The Company shall furnish or otherwise make available to the Administrator such other information relating to the business affairs of the Company as the Administrator at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

   9.   This Agreement may be amended by mutual written consent.

   10. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Administrator at Two World Trade Center, New York, New York 10048, Attention: Secretary or (2) to the Company at 345 Park Avenue, New York, New York 10154, Attention: President.

   11. This Agreement sets forth the agreement and understanding of the parties hereto solely with respect to the matters covered hereby and the relationship between the Company and Morgan Stanley Dean Witter Advisors Inc. as Administrator. Nothing in this Agreement shall govern, restrict or limit in any respect any other business dealings between the parties hereto unless otherwise expressly provided herein.

   12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof and in accordance with the Investment Company Act. In the case of any conflict the Investment Company Act shall control.

           IN WITNESS WHEREOF, the parties hereto have caused this instrume to be executed by their officers designated below as of the day and year fir above written.

                               BGT SUBSIDIARY INC.

                               By:  /s/ Ralph Schlosstein
                                    __________________________
                                    Ralph L. Schlosstein
                                    Title: President


                               MORGAN STANLEY DEAN WITTER ADVISORS INC.


                               By:  /s/ Mitchell M. Merin
                                    ___________________________
                                    Mitchell M. Merin
                                    Title: President

 Acknowledged:

      BLACK ROCK STRATEGIC
      TERM TRUST, INC.

 By:   /s/ Ralph Schlosstein
       ________________________
      Ralph L. Schlosstein
      Title: President